UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             SCHEDULE 14C INFORMATION
                               Information Statement
                            Pursuant to Section 14(c)
                      of the Securities Exchange Act of 1934


Check the appropriate box:

[X]     Preliminary Information Statement
[ ]     Definitive Information Statement


                             OAK BROOK CAPITAL I, INC.
                 (Name of Registrant as specified in its charter)


Payment of Filing Fee (Check the Appropriate Box):  N/A

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
[ ] Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1)  Title of each class of securities to which transaction applies:
___________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:
___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                               PRELIMINARY COPY

OAK BROOK CAPITAL I, INC.
360 Thames Street
Newport, RI 02840

July 15, 1999

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of Oak Brook Capital I, Inc. ("Oak Brook") to be held at 9:00 a.m. local time on August 4, 1999, at 360 Thames Street, Newport, RI 02840.

The Special Meeting is being held for the purpose of finalizing and voting upon a proposed amendment to the Company's Articles of Incorporation to change the Company's name to "AEI Environmental, Inc." and to approve the Plan of Merger whereby a change in control of Oak Brook will occur.

We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

Sincerely,

Gerard Werner
Vice President

OAK BROOK CAPITAL I, INC.
360 Thames Street
Newport, RI 02840

NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

August 4, 1999
_______________________________________________________________________________

To the Stockholders of OAK BROOK CAPITAL I, INC.

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned, being the Chairman of the Board of Directors of OAK BROOK CAPITAL I, INC., provides that:

______________________________________________________________________________

Notice is hereby given that a special meeting of the stockholders of OAK BROOK CAPITAL, I, INC. (hereinafter collectively referred to as "OAK BROOK" and/or the "Corporation"), Colorado development stage corporation, will be held at the Corporation headquarters, 360 Thames Street, Newport, Rhode Island, on August 4, 1999, at 10:00 a.m., Eastern Daylight Time ("CDT").

______________________________________________________________________________

The purpose of the meeting is to consider and to act upon:

     (i) a proposed name change from OAK BROOK CAPITAL I, INC. to "AEI ENVIRONMENTAL, INC." ("Name Change");

     (ii) Plan of Merger (the "Merger"), pursuant to Section 7-111-101 through 7-111-108 of the Colorado Business Corporation Act ("CBCA"), whereby AEI ENVIRONMENTAL, INC. (hereinafter referred to as "Disappearing Corporation" or "AEI") will be merged into OAK BROOK CAPITAL, I, INC.; and

Only stockholders of record at the close of business on July 15, 1999 (the "Record Date"), will be entitled to notice of and to vote at the special meeting. The stock transfer books of the Corporation will be closed as of said Record Date until the effective date of the Merger, or until August 4, 1999, whichever is the first to occur. As of the Record Date, the Corporation had outstanding 1,228,000 shares of common stock entitled to one vote per share. The affirmative vote of the holders of a majority of the Corporation's outstanding common stock is required to approve the Name Change and Merger.

Certain Officers, Directors and Affiliates of the Corporation own in excess of 50.00% of the outstanding common stock of the Corporation and have advised the Corporation that they intend to vote in favor of the Name Change and Merger. Consequently, the Name Change and Merger will be approved at the special meeting of stockholders regardless of whether other stockholders vote in favor of or against the proposed Name Change and Merger.

Provided any Oak Brook shareholder does not elect to accept an equity position in AEI, in lieu thereof, each holder of Oak Brook shares will be paid the fair value thereof as determined by the Board of Directors.

The Board of Directors has determined the fair value of each share of capital stock to be $.0038 per share. The determination of the per share fair value was computed by reference to the book value of the capital stock of the Corporation as of June 15, 1999.

Upon the approval of the name changes and Merger, the Corporation and AEI will immediately file appropriate Articles of Merger, in accordance with Colorado and Delaware law, to effect the change in the issued and outstanding common stock of Oak Brook. The Merger will become effective upon the filing of such Articles. Upon the filing, and without any further action being required by the Corporation or AEI.

In order to obtain the fair market value payment for Oak Brook shares, a stockholder must mail or deliver their intention as of the Record Date, and being subject to Merger, to the following address:

     Mark T. Thatcher, Chairman
     Oak Brook Capital I, Inc.
     360 Thames Street
     Newport, RI 02840

The Board of Directors of the Corporation believe that the Merger will be in the best interest of Oak Brook stockholders who will ultimately receive common stock in AEI.

Stockholders may be entitled to assert the above stated dissenter's rights (fair market value of $.0038 per share) within ten (10) business days as a result of this transaction as explained in Section 7-111 of the CBCA.

If there are any questions or any further information is required with respect to the proposed Merger and the transactions contemplated thereby, please call Mark T. Thatcher, Esq., special counsel to the Corporations at (401) 841-9444.

By order of the Board of Directors,

/s/ Mark T. Thatcher
___________________________________
MARK T. THATCHER,
Chairman

DATED: July 15, 1999


                           OAK BROOK CAPITAL I, INC.
                               360 Thames Street
                               Newport, RI 02840

                               _________________

                             INFORMATION STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                           To be held August 4, 1999

                               _________________

GENERAL INFORMATION

This Information Statement is furnished in connection with a Special Meeting of Shareholders called by the Board of Directors (the "Board") of Oak Brook Capital I, Inc. ("Oak Brook"), to be held at 360 Thames Street, Newport, Rhode Island, 02840, at 10:00 a.m. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to Oak Brook's shareholders on or about July 15, 1999.

All shares of Oak Brook's common stock ("Common Stock"), represented either in person or by proxy will be eligible to be voted at the Meeting.


                WE ARE NOT ASKING FOR A PROXY AND YOU ARE
                    REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

Oak Brook Capital I, Inc. (the "Company") was incorporated under the laws of the State of Colorado on May 15, 1998. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. The Company elected to voluntarily file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended (the "34 Act").

On August 2, 1999, the Company and certain of its shareholders, including its principal shareholders, will enter into a Plan of Merger (the "Plan") with AEI Environmental, Inc., a Delaware corporation ("AEI"). The Plan contemplates a series of transactions which will result in a change of control of the Company. The transactions include (i) completion of the issuance of approximately 9,232,000 restricted shares of the Company's common stock (the "Exchange Shares") to be exchanged for all of the issued and outstanding common stock of AEI; (ii) a one for one exchange of said 9,232,000 Exchange Shares with 9,232,000 shares of AEI common stock; and (iii) voluntary surrender of approximately 965,200 shares by the officers and directors of the Company.

In conjunction with execution of the Plan certain shareholders of the Company will enter into Stock Purchase Agreements. Pursuant to these agreements, in conjunction with closing under the Plan, certain non-affiliated persons designated by AEI will purchase approximately 965,200 shares of common stock, for an aggregate purchase price of $100,000.

Following completion of the transactions contemplated by the Plan and the Stock Purchase Agreements, AEI will control the Company and the Company will have a total of approximately 9,500,000 shares of common stock issued and outstanding. Current shareholders of the Company will own approximately 268,000 shares, or approximately 3% of the issued and outstanding common stock, and there will be a change in control of the Company. As a result of the Plan, the current shareholders of AEI will own approximately 9,232,000 shares, or approximately 97.00% of the issued and outstanding common stock of the Company, and accordingly will be in a position of control.

In conjunction with completion of the transactions contemplated by the Plan, the current directors and officers of the Company will resign, the out-going directors will appoint successors designated by AEI, and the new directors will appoint new executive officers.

The Plan was approved by the Company's Board of Directors and will be approved by the Company's shareholders prior to closing thereunder.

Following closing under the Plan, all of the Company's business activities are expected to be conducted through AEI. Although the Company expects to adopt the assumed name of "AEI Environmental, Inc." prior to closing, the Plan requires the Company to take the steps necessary to amend its Articles of Incorporation in order to formally change its corporate name to "AEI Environmental, Inc."

The Special Meeting of Shareholders to be held at 10:00 am on August 4, 1999, at 360 Thames Street, Newport, Rhode Island 02840, has been called for the sole purpose of voting upon an amendment to the Company's Articles of Incorporation to change its name to AEI Environmental, Inc.

Record Date

Shareholders of record at the close of business on July 15, 1999 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 1,228,000 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and entitled to vote at the Special Meeting. No shares of Preferred Stock were issued and outstanding as of the Record Date.

Voting

Each shareholder of record is entitled to one vote for each share of Common Stock registered in his name. One-third of the outstanding common stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

Once a quorum is present, the proposal to amend the Company's Articles of Incorporation will require the affirmative vote of a majority of the shares represented at the meeting.

As of the record date for the Meeting, the sole officers and directors, held voting power with respect to an aggregate of 1,105,000 shares (representing approximately 90% of the issued and outstanding common stock). Each of these individuals has advised the Company that he intends to vote, or to direct the vote of his shares, in favor of the proposed amendment of the Company's Articles of Incorporation. Accordingly, the Company has determined that there is not need to solicit proxies for the Meeting.


DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers who approved adoption of the Plan and who are serving the Company as of the record date are as follows:


Name               Age       Positions Held and Tenure

Gerard Werner      28        Vice President and a Director
                             since May, 1998


Name               Age       Positions Held and Tenure


Mark T. Thatcher   34        President and Director
                             since May, 1998


There are no family relationships between any of the directors or officers of the Company.

The Company has no standing audit, nominating or compensation committees of the board of directors, or any committees performing similar functions.

The Company's board of directors has not held any formal meetings during the fiscal year ending December 31, 1999.


DESIGNEES OF AEI AS COMPANY DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of the persons expected to be designated by AEI to be appointed to the Company's Board of Directors and each of the persons expected to be appointed as an executive officer of the Company following completion of the transactions contemplated by the Plan:


Name and                                      Beneficially
Address                      Age              Owned Shares

Ed McMillan                                   5.37%
11578 Trail Ridge Place
Zionville, IN

Thomas F. Taft, Sr.                           7.64%
P.O. Box 1766
Greenville, NC



Name and                                      Beneficially
Address                      Age              Owned Shares

Mark Margason                                 2.89%
105 E. First Street
Hinsdale, IL

Greg Ransdell                                 4.81%
215 Bluegrass Road
Suite C, Franklin, KY

John T. Zick                                  2.46%
708 E. Woodland Avenue
Hinsdale, IL

Robert Wagner                                 4.54%
C/O 105 E. First Street
Hinsdale, IL

OFFICERS

The names, titles and address of the persons who, upon the effective date of the Plan, shall constitute the officers of Oak Brook, and who shall hold office, subject to the By-Laws, until the first meeting of directors following the next annual meeting of shareholders, are as follows:

Name               Title                    Address

Greg Ransdell      Chief Executive Officer  215 Bluegrass Road, Suite C
                                            Franklin, KY 42135

Mark Margason      Vice Chairman            105 E. First Street, Suite 101
                                            Hinsdale, IL 60521

Robert Wagner      Secretary;               215 Bluegrass Road, Suite C
                   Treasurer                Franklin, KY 42135


Biographical Information:

Greg Ransdell:

Mr. Ransdell, a co-founder of the company, was the General Manager of U.S. operations for Vall, Inc. the 25th largest swine grower in the United States. Mr. Ransdell is the past General Manager of Prestage Farms, a privately-held feed mill and swine integrator with 15,000 sows in Mississippi. Mr. Ransdell was a Director of Production Services for Choctaw Maid Farms, a vertically integrated poultry grower and processor of 2 million birds per week. Mr. Ransdell has served as Senior Vice President of Valley Grain Products of Kentucky, a manufacturer of corn-based products. Mr. Ransdell received a B.S. in Accounting from California State University. Mr. Ransdell is leading the day to day management of the Company and will have responsibility for its profitability.

Mark Margason:

Mr. Margason is a co-founder of the Company and has been an investment banker and commercial banker for 20 years with Mellon Bank and Citicorp North America. Mr. Margason was a Vice President of the Leveraged Capital business unit of Citicorp responsible for the defensive takeover strategy of Pillsbury, and the LBO of Kroger Foods. Mr. Margason has been involved as a Director and Chief Financial Officer of several venture capital companies raising equity for early stage high tech venture companies. Mr. Margason is a partner in MPI and MPI Venture Management Fund. Mr. Margason received a B.S. in Accounting and an M.B.A. in Finance from the University of Denver.


PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Special Meeting was July 15, 1999. As of the Record Date, the Company had a total of 1,228,000 shares of Common Stock issued and outstanding. After giving effect to the 1 for 1 Exchange Shares, the proposed voluntary surrender of shares, and the issuance of shares in the share exchange transaction, all of which are contemplated by the Plan, the Company will have a total of approximately 9,500,000 shares issued and outstanding. The following table sets forth, as of July 15, 1999, the number of shares of Common Stock currently owned of record and beneficially by current executive officers, directors, persons who hold 5% or more of the outstanding Common Stock of the Company and by current officers and directors as a group after giving effect to the Plan. The table also reflects the number of shares which are expected to owned by such persons following completion of the all the transactions contemplated by the Plan.


                             Number of Shares            Percent of
                            Owned Beneficially           Class Owned
Name and                          After                     After
Address                     Current      Reorg.     Current          Reorg.

Gerard Werner, Esq.
C/O Law Offices of
Mark T. Thatcher
360 Thames Street
Newport, RI 02840           552,600      70,000     45.00%           1.00%

Mark T. Thatcher
360 Thames Street
Newport, RI 02840           552,600      70,000     45.00%           1.00%

All directors and
executive officers as
a group
(2 persons)                 1,105,200    140,000    90.00%           1.00%


Change in Control

Upon closing under the Plan, AEI shareholders will own 9,232,000 shares, representing approximately 97.0% of the Company's issued and outstanding Common Stock, and the current Oak Brook shareholders will own 268,000 shares, or 3.0% of the Company's issued and outstanding Common Stock. As a result, a change in control of the Company will have occurred.

[FN]The person listed is an officer, a director, or both, of the Company.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors has unanimously approved, the recommends for shareholder approval, the amendment of the Company's Articles of Incorporation in order to change the Company's name to AEI Environmental, Inc. Approval of the amendment will not result in any other amendment or change to the Company's Articles of Incorporation. The amendment is proposed in conjunction with the anticipated closing under the Plan between the Company and AEI Environmental, Inc., a Delaware corporation. In the event the Company does not close under the Plan, the Company will not adopt the proposed amendment to its Articles of Incorporation.

PROPOSAL TWO

APPROVAL OF THE PLAN OF MERGER

The Board of Directors has unanimously approved, the recommends for shareholder approval, a Plan of Merger (the "Merger"), pursuant to Section 7-111-101 through 7-111-108 of the Colorado Business Corporation Act ("CBCA"), whereby AEI ENVIRONMENTAL, INC. will be merged into OAK BROOK CAPITAL, I, INC.


OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting.


                                *******

             THIS INFORMATION STATEMENT IS PROVIDED TO YOU
           FOR INFORMATION PURPOSES ONLY.  NO ACTION ON YOUR
                      PART IS SOUGHT OR REQUIRED.

                         Newport, Rhode Island

                             July 15, 1999